Exhibit 99.1

Waitr Holdings Inc. Completes Acquisition of Bite Squad

LAKE CHARLES, LA, January 18, 2019 — Waitr Holdings Inc. (Nasdaq: WTRH) (“Waitr”), a fast-growing restaurant platform for online ordering and on-demand food delivery, today announced that it has completed its previously announced acquisition of Bite Squad, for a purchase price of approximately $323 million.

Founded in 2012 and based in Minneapolis, Bite Squad operates a three-sided marketplace, which connects more than 11,000 active restaurants with over 6,300 employee-drivers and approximately 889,000 active diners.

“We are thrilled to announce the completion of the Bite Squad acquisition,” said Chris Meaux, founder and Chief Executive Officer of Waitr. “As a result of this combination, we now serve a total of over 86 markets in more than 500 cities and 22 states. We believe this transaction is a major growth step for us and positions us well to be a leading restaurant platform for online ordering and food delivery across underserved markets throughout the United States.”

In connection with the acquisition, Waitr completed its previously announced $42.1 million financing from Luxor Capital Group, LP, on behalf of Lugard Road Capital Master Fund, LP, and one or more of its funds and/or affiliates (“Luxor”). A portion of the proceeds was used to finance the acquisition, with the balance to be used for general corporate purposes.

Waitr plans to update its 2019 financial outlook to reflect the combined business when it releases financial results for the year ended December 31, 2018.

Winston & Strawn LLP served as legal counsel and Jefferies LLC and Wells Fargo Securities, LLC served as financial advisors to Waitr in connection with the acquisition. Gray Plant Mooty served as legal counsel and RBC Capital Markets served as financial advisor to Bite Squad in connection with the acquisition. Sidley Austin LLP served as legal counsel to Luxor in connection with the financing.

About Waitr Holdings Inc.

Founded in 2013 and based in Lake Charles, Louisiana, Waitr is a leader in on-demand food ordering and delivery. Its platform connects local restaurants to hungry diners in underserved markets in America’s heartland. Waitr is the most convenient way to discover, order and receive great food from the best local restaurants and national chains. As of September 30, 2018, Waitr had over 7,700 restaurant partners in over 235 cities in the Southeast United States.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, Waitr’s ability to successfully integrate Bite Squad, grow market share and achieve synergies from the acquisition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to Waitr as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing Waitr’s views as of any subsequent date, and Waitr does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, Waitr’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: any delay or inability of the combined company to realize the expected benefits and synergies of the transaction; the issuance of stock to consummate the acquisition and the dilution to Waitr’s existing stockholders relating thereto; the loss of management and other key employees; substantial non-recurring transaction, regulatory and integration costs and/or unknown liabilities; sales of Waitr’s stock in the future by shareholders of Bite Squad, which will hold a substantial portion of Waitr’s outstanding securities, and the resulting effect on the price of Waitr’s common stock; the risk that disruptions from the transaction will harm Waitr’s or Bite Squad’s business, including customer retention risk; competitive responses to the transaction; Waitr’s ability to effectively protect Bite Squad’s intellectual property rights; new market risks and operations in new geographies; and general economic and business conditions that affect the combined company following the transaction. A detailed discussion of risks related to Waitr’s business is included in the section entitled “Risk Factors” included in Waitr’s definitive proxy statement related its recently completed business combination with Waitr Incorporated, which was filed with the Securities and Exchange Commission on November 1, 2018.

Contacts:

Investor Relations

WaitrIR@icrinc.com